UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K


                                 CURRENT REPORT




        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported): April 6, 1998



                                 U S WEST, Inc.
             (Exact name of registrant as specified in its charter)

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


      A Delaware Corporation               Commission File Number             IRS Employer Identification No.
      (State of incorporation)                       1-8611                               84-0926774


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                             7800 East Orchard Road
                            Englewood, Colorado 80111
                    (Address of principal executive offices)


                                                  (303) 793-6500
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

         On April 6, 1998, the Media Group of U S WEST, Inc. (the "Media Group") sold its domestic wireless businesses to AirTouch Communications, Inc. ("AirTouch") in a tax-efficient transaction (the "AirTouch Transaction"). The AirTouch Transaction was consummated in accordance with the terms of an Agreement and Plan of Merger, dated as of January 29, 1998 (the "AirTouch Merger Agreement"), among U S WEST, Inc., U S WEST Media Group, Inc., U S WEST NewVector Group, Inc. ("NewVector"), U S WEST PCS Holdings, Inc. ("PCS Holdings") and AirTouch. The Media Group's domestic wireless business was conducted by NewVector, which conducted the Media Group's domestic cellular business, and by PCS Holdings, which held the Media Group's interest in PrimceCo Personal Communications, L.P., a provider of personal communications services. Pursuant to the AirTouch Merger Agreement, NewVector and PCS Holdings merged with and into AirTouch and, as a result, AirTouch acquired the businesses of NewVector and PCS Holdings.

         Pursuant to the AirTouch Transaction, the Media Group received from AirTouch (i) $1.65 billion in liquidation preference of dividend-bearing AirTouch preferred stock, and (ii) 59.5 million shares of AirTouch common stock. In addition, AirTouch assumed $1.35 billion of indebtedness of NewVector and PCS Holdings.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 U S WEST, Inc.

                                /s/ STEPHEN E. BRILZ

                                By:______________________________________
                                   Stephen E. Brilz
                                   Assistant Secretary

Dated April 17, 1998